Enterprise Bancorp, Inc.
parent company of Enterprise Bank

Computershare

Computershare Trust Company, N.A.
250 Royall Street
Suite V
Canton Massachusetts 02021
Information Agent: Georgeson
Within USA, US territories & Canada: 866-821-0284

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C 1234567890 JNT

Primary Subscription Rights 12345678901234

ENTERPRISE BANCORP, INC SUBSCRIPTION RIGHTS OFFERING

THIS SUBSCRIPTION RIGHTS OFFERING EXPIRES AT 5:00 P.M., EASTERN DAYLIGHT TIME, ON MAY 27, 2016, UNLESS THE EXERCISE PERIOD IS EXTENDED, BUT NOT BEYOND JUNE 3, 2016 (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE "EXPIRATION DATE").

Enterprise Bancorp, Inc. (the "Corporation") is conducting a rights offering whereby the Corporation is distributing non-transferable rights (the "Subscription Rights") to the holders of record (the "Record Holders") of the Corporation's common stock (the "Common Stock"), as of 5:00 p.m., Eastern Daylight Time, on April 19, 2016 (the "Record Date"). Each Record Holder will receive one Subscription Right for each whole share of Common Stock held by the Record Holder at 5:00 p.m., Eastern Daylight Time, on the Record Date. Each Subscription Right entitles the Record Holder to subscribe for and purchase 0.0444 of a share of Common Stock (the "Basic Subscription Right") at a subscription price of $21.50 per share (the "Subscription Price"). Each Record Holder who exercises the Basic Subscription Right in full will be eligible to participate in an over-subscription opportunity (the "Over-Subscription Opportunity"). Under the terms of the Over-Subscription Opportunity, in the sole discretion of the Corporation and subject to the conditions and limitations described in the Prospectus Supplement dated April 21, 2016 (the "Prospectus Supplement"), which is being delivered to you together with a related Prospectus dated July 18, 2013 (together with the Prospectus Supplement, the "Prospectus") and this Subscription Rights Certificate, a Record Holder may be entitled to purchase additional shares of Common Stock at the Subscription Price, to the extent that the shares are not purchased by other Record Holders exercising their Basic Subscription Rights and/or the shares are otherwise made available by the Corporation to satisfy requests received in the Over-Subscription Opportunity.

This Subscription Rights Certificate shows the number of shares of Common Stock that you may elect to purchase under your Basic Subscription Right. You may also elect to purchase additional shares under the Over-Subscription Opportunity as explained below under "Note Regarding Your Over-Subscription Opportunity".

THE SUBSCRIPTION RIGHTS ARE NON-TRANSFERABLE

THIS SUBSCRIPTION RIGHTS CERTIFICATE AND THE RELATED SUBSCRIPTION RIGHTS ARE NON-TRANSFERABLE, MEANING THAT YOU ARE THE ONLY ONE WHO CAN EXERCISE YOUR SUBSCRIPTION RIGHTS AND YOU MAY NOT SELL, TRANSFER OR ASSIGN YOUR SUBSCRIPTION RIGHTS TO ANYONE ELSE.

NOTE REGARDING YOUR OVER-SUBSCRIPTION OPPORTUNITY

In addition to the number of shares you may purchase under your basic subscription right, you may also elect to purchase additional shares under the over-subscription opportunity that is part of this subscription rights offering, subject to general availability of shares and the additional conditions and limitations that are explained further in the accompanying Prospectus.

METHOD OF EXERCISE OF RIGHTS

IN ORDER TO EXERCISE YOUR SUBSCRIPTION RIGHTS, YOU MUST PROPERLY COMPLETE AND SIGN THIS RIGHTS CERTIFICATE ON THE BACK AND RETURN IT IN THE ENVELOPE PROVIDED TO COMPUTERSHARE TRUST COMPANY, N.A., TOGETHER WITH PAYMENT IN FULL FOR AN AMOUNT EQUAL TO THE APPLICABLE EXERCISE PRICE MULTIPLIED BY THE TOTAL NUMBER OF SHARES OF COMMON STOCK THAT YOU ARE REQUESTING TO PURCHASE TO THE RIGHTS AGENT, COMPUTERSHARE TRUST COMPANY, N.A., BEFORE 5:00 P.M., EASTERN DAYLIGHT TIME, ON MAY 27, 2016.

Holder ID	COY	Class	Rights Qty Issued	Rights Cert #
123456789	XXXX	Subscription Rights	XXX.XXXXXX	12345678

Signature of Owner and U.S. Person for Tax Certification	Signature of Co-Owner (if more than one registered holder listed)	Date (mm/dd/yyyy)

12345678 CLS XRT2 COYC

02CIAJ

Full payment of the exercise price for each share of common stock you wish to purchase be must be made in U.S. dollars by (1) a personal check drawn upon a U.S. bank payable to the Rights Agent, or (2) cashier's check drawn upon a U.S. bank payable to the Rights Agent or (3) wire transfer of funds, in each case in accordance with the "Instructions For Use of The Enterprise Bancorp, Inc. Subscription Rights Certificates" that accompanied the mailing of the Prospectus. **Any personal check used to pay for shares of our common stock must clear the appropriate financial institutions prior to 5:00 p.m., Eastern Daylight Time, on May 27, 2016,** unless the expiration date is extended, but not beyond June 3, 2016. The clearinghouse may require five or more business days. Accordingly, if you intend to pay the subscription payment by means of a personal check, we urge you to make payment sufficiently in advance of the expiration of the rights offering to ensure such payment is both received and cleared by such date. Notwithstanding the foregoing, Eligible Holders who hold shares as a depository or nominee must make all payments by wire transfer of immediately available funds to the account maintained by the Rights Agent. Payments by money order will not be accepted.

Payments of the subscription price for the common stock will be held in an account until five business days following the Expiration Date, unless Enterprise Bancorp, Inc. withdraws or terminates the Subscription Rights offering. No interest will be paid to you on the funds you deposit with the Rights Agent. You will not receive any interest on the payments held by the Rights Agent before your shares have been issued to you or your payment is returned to you, without interest, because your subscription has not been satisfied for any reason.

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

SECTION 1: **OFFERING INSTRUCTIONS** (check the appropriate boxes)
IF YOU WISH TO SUBSCRIBE FOR YOUR FULL ENTITLEMENT OF SUBSCRIPTION RIGHTS:

☐ I apply for ALL of my entitlement of new shares pursuant to the basic subscription ________ (no. of subscription rights) x 0.0444 = ________ (no. of new shares) x $21.50 = (per share) $ ________

EXAMPLE: If you own 1,000 shares of common stock, your basic subscription right permits the purchase of 44 shares.
[1,000 purchase rights x 0.0444 = 44.40 with fractional shares rounded down to the nearest whole number].

☐ In addition, I apply for additional shares pursuant to the Oversubscription Privilege* ________ (no. of additional shares) x $21.50 = (per share) $ ________

IF YOU DO NOT WISH TO APPLY FOR YOUR FULL ENTITLEMENT OF SUBSCRIPTION RIGHTS:

☐ I apply for ________ (no. of new shares) x $21.50 = (per share) $ ________

Amount of cashier's or personal check enclosed $ ________

Amount sent by wire transfer of funds $ ________

IF YOU DO NOT WISH TO EXERCISE YOUR RIGHT TO SUBSCRIBE:
Please disregard this mailing.

SECTION 2: **SUBSCRIPTION AUTHORIZATION:**

I acknowledge that I have received the Prospectus for this offering of Subscription Rights and I hereby subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus relating to the basic subscription and the Oversubscription Privilege in the Subscription Rights offering.

Signature of Subscriber(s)

____
(and address if different than that listed on this Subscription Certificate)
____
____

Telephone number (including area code) ________________

* You can only participate in the Oversubscription Privilege if you have subscribed for your full entitlement of new shares pursuant to the basic subscription.

Wire instructions for Subscribing to the Offer (Registered Holders Only):

Bank of America

ABA# 026009593

DDA# 4426533306

Account Name: Computershare Inc AAF Rights Offering D

REF: **SHAREHOLDER NAME AS IT APPEARS ON SUBSCRIPTION RIGHTS CARD & ACCOUNT NUMBER AS IT APPEARS ON SUBSCRIPTION RIGHTS CARD**

Please complete all applicable information and return to: **COMPUTERSHARE TRUST COMPANY, N.A.**

By First Class Mail: Computershare Trust Company, N.A., Corporate Actions Voluntary Offer, P.O. Box 43011, Providence, RI 02940-3011

By Express Mail or Overnight Delivery: Computershare Trust Company, N.A., Corporate Actions Voluntary Offer, 250 Royall Street, Suite V, Canton, MA 02021

DELIVERY OF THIS SUBSCRIPTION CERTIFICATE TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.
Any questions regarding this Subscription Certificate and Subscription Rights Offering may be directed to Georgeson Inc., toll free at (866) 821-0284 or to Keri Freeman, Vice President — Shareholder Services of Enterprise Bank at (978) 656-5767.